AMENDMENT NO. 1
                                    TO
               AMENDED AND RESTATED BPC HOLDING CORPORATION
                          1996 STOCK OPTION PLAN




     This Amendment No. 1 (the "AMENDMENT") to Amended and Restated BPC Holding Corporation 1996 Stock Option Plan, as so amended and restated on April 29, 1997 (the "PLAN"), is made as of June 26, 2002, by BPC Holding Corporation, a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

     WHEREAS, on December 24, 1997, October 28, 1999 and December 30, 2000, the Board adopted resolutions increasing the number shares of Common Stock issuable under the Plan by 1,000, 10,000 and 15,000 shares, respectively;

     WHEREAS, on February 2, 1998, February 29, 2000 and December 30, 2000, the holders of a majority of the outstanding shares of common stock of the Company entitled to vote thereon, by written consent, approved increases in the number of shares of Common Stock issuable under the Plan by 1,000, 10,000 and 15,000 shares, respectively; and

     WHEREAS, Section 13 of the Plan permits the Company to formally amend the Plan to reflect the foregoing without any further action on the part of the Board or the Company's stockholders.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. SECTION 3(A). The reference to "50,620 shares" is deleted and "76,620 shares" is substituted in its place.

     2. Except as otherwise amended herein, the Plan is hereby affirmed in all other respects.


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     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered by its proper and duly authorized representative as of the date first set forth above.


                         BPC HOLDING CORPORATION


                         By:  _/S/ IRA G. BOOTS_________

                              Name: Ira G. Boots
                              Title: President and Chief Executive Officer

































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